UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

PACIFIC DRILLING S.A.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of PACIFIC DRILLING S.A. To Be Held On: June 2, 2020 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/22/20. Please visit http://www.astproxyportal.com/ast/22501/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K • Annual Accounts • Consolidated Financial Statements TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. NO IN PERSON VOTING: Due to the current Coronavirus crisis, and pursuant to emergency measures enacted by the Government of Luxembourg (in particular, the Grand Ducal Regulation dated 20 March 2020), the Company has determined that share holders shall participate in, and exercise their voting rights with respect to, the Annual General Meeting exclusively by voting by proxy or in electronic format. Vote online/phone until 11:59 PM EST May 28, 2020. TO VOTE: TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. Only shareholders of record as of the close of business on April 3, 2020 are entitled to notice of 1. Approval of the stand-alone audited and unconsolidated annual accounts of the Company for the financial period from 1 January 2019 to 31 December 2019 pre-pared in accordance with Luxembourg Generally Accepted Accounting Principles and the laws and regulations of the Grand-Duchy of Luxembourg (the “Annual Accounts”); 2. Approval of the consolidated financial statements of the Company for the financial period from 1 January 2019 to 31 December 2019 prepared in accordance with United States Generally Accepted Accounting Principles (the “Consolidated Financial Statements”); 3. Allocation of the result shown in the Annual Accounts for the financial period from 1 January 2019 to 31 December 2019; 4. Granting of full discharge of liability (quitus) to the current directors of the Company for their exercise of their mandates as directors of the Company in relation to the financial period from 1 January 2019 to 31 December 2019; 5. Acknowledgement of the resignations of Messrs. Daniel Han and Edward H. Burdick as Class B directors with effect on November 21, 2019 and February 18, 2020, respectively, and the granting of full discharge of liability to each of them for the exercise of their mandates as directors of the Company through their respective res-ignation dates; Please note that you cannot use this notice to vote by mail. 6. Confirmation of the appointment of Mr. Bouk van Geloven as a Class B director, as previously co-opted by the Board by resolutions taken on February 18, 2020; 7. Approval of compensation of the Class A members of the Board for 2020; 8. Re-appointment of the following members of the Board for a term ending at the annual general meeting of the Company to be held in 2021: W. Matt Ralls Bouk van Geloven Donald Platner Kiran Ramineni John V. Simon David N. Weinstein Bernie G. Wolford Jr. 9. Advisory vote to approve the compensation of the Named Executive Officers; 10. Advisory vote on the frequency of future advisory votes on the compensation of the Named Executive Officers.; and 11. Re-appointment of KPMG LLP and KPMG Luxembourg, Réviseur d’entreprises agréé, as independent auditors of the Company until the annual general meeting of the shareholders of the Company to be held in 2021. and to vote at the Annual General Meeting THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-9 AND 11 AND “1 YEAR” FOR PROPOSAL 10. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

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